Exhibit 99.1

CellProthera and BioCardia Collaborate on Successful Phase II Trial of ProtheraCytes™ for the Treatment of Acute Myocardial Infarction

July 8, 2024

MULHOUSE, France, and SUNNYVALE, California USA July 8, 2024 - CellProthera, a private company specializing in cell-based therapies for repairing ischemic tissues, and BioCardia, Inc. [Nasdaq: BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announce success from a collaborative Phase II trial of ProtheraCytes for the treatment of acute myocardial infarction (AMI) led by CellProthera, as well as plans to continue the relationship into Phase III.

CellProthera’s clinical results from the Phase I/IIb EXCELLENT Trial, which studied the feasibility of transendocardial injection of ProtheraCytes for acute myocardial infarction when delivered in combination with the standard of care, suggested an effective solution for preventing heart failure progression in the patients at high risk following a heart attack.

The ProtheraCytes, which are autologous, expanded CD34+ stem cells, were well tolerated with no unexpected serious adverse events reported. Transendocardial administration of ProtheraCytes, performed utilizing the percutaneous catheter delivery system from BioCardia, was associated with improvements in multiple efficacy endpoints including a significant improvement of the viability of segments from baseline to six months, a consistent positive trend of improvement of LV volumes at six months, and a faster decrease in an important biomarker of heart failure, NTproBNP.

“The promising results of the study confirm the potential of our therapy to provide an effective one-off solution to prevent heart failure progression in AMI patients,” said Matthieu de Kalbermatten, CEO, CellProthera. “We are actively planning for what comes next and we have valued the responsiveness of the BioCardia team throughout the EXCELLENT trial in supporting training, attending clinical cases, and providing delivery systems. We have great learnings today that will enhance our efforts in what comes next, together.”

“The EXCELLENT trial has meaningful results for patient benefit using an approach that we feel makes enormous sense for locally administered high effective dosage of autologous CD34+ cells for these patients,” said Peter Altman, PhD, President and CEO of BioCardia. “I am personally impressed by their approach. It has been an honor to support CellProthera and we look forward to collaborating in the study to follow. We are ready for what comes next with enhancements to our delivery capabilities.”

About CellProthera

CellProthera is a regenerative cell therapy developer specializing in cardiovascular diseases with a leading program in myocardial infarction. CellProthera has developed a unique GMP-compliant cell expansion process as well as a proprietary automation technology for in vitro production of large quantity of purified, CD34+ stem cells. Its lead therapy ProtheraCytes™, is an autologous cell therapy and has been developed for body regeneration and targeted to regenerate various damaged tissues, including cardiac tissue. ProtheraCytes is registered as an Advanced Therapy Medicinal Product by the European Medicines Agency (EMA). CellProthera’s proprietary technology platform comprises an automated expansion device called StemXpand® and its disposable kit StemPack®. CellProthera is headquartered in France.

www.cellprothera.com/en/home

About BioCardia

BioCardia, Inc., is developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP™ autologous and CardiALLO allogeneic cell therapies are the Company’s biotherapeutic platforms in three clinical stage product candidates in development. BioCardia also partners with other biotherapeutic companies to provide its delivery systems and development support to their programs.

www.biocardia.com

BioCardia Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties.  Forward-looking statements include, among other things, success of the future collaboration. These forward-looking statements are made as of the date of this press release.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate.  Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 27, 2024, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

###